Exhibit 4.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

CLEARSIGN COMBUSTION CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No.: ____

________________, 2011

This WARRANT TO PURCHASE SHARES OF COMMON STOCK certifies that MDB Capital Group LLC, having an address at 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401, or permitted assignees is the registered holder (the “Holder”) of this Warrant to Purchase Shares of Common Stock (the “Warrant”) to purchase shares of the common stock, par value $.0001 per share (the “Common Stock”), of ClearSign Combustion Corporation, a Washington corporation (the “Company”).  This Warrant has been issued to the Holder in connection with the closing of the private placement of up to $3,000,000 of Common Stock offered by the Company on or about the date hereof (the “Offering”).

FOR VALUE RECEIVED, the Company hereby certifies that the Holder is entitled to purchase from the Company ____________________1 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share set forth in Section 3 below, and otherwise subject to the terms, conditions and adjustments set forth below in this Warrant.  The Holder is the person or entity in whose name this Warrant is registered on the records of the Company regarding registration and transfers of this Warrant (the “Warrant Register”) and is the owner and holder thereof for all purposes, except as described in Section 10 hereof.

1.           Exercise of Warrant.  This Warrant will be exercisable at any time, in the sole discretion of the Holder, commencing on the date hereof (the “Commencement Date”).

2.           Expiration of Warrant.  This Warrant shall expire on _______, 2016 (the “Expiration Date”).

3.           Warrant Price.  At any time through the Expiration Date, all or any portion of this Warrant may be exercised for Warrant Shares, in the Holder’s sole discretion, at a price equal to $2.75 per share, subject to adjustment as provided herein (the “Warrant Price”).

1	Equal to 10% of the securities issued in the Offering.

4.           Exercise of Warrant.  This Warrant shall be exercisable as follows:

4.1         Manner of Exercise.  This Warrant may be exercised into shares of Common Stock by the Holder hereof, in accordance with the terms and conditions hereof, in whole or in part with respect to any portion of this Warrant and in the discretion of the Holder, during the period beginning on the Commencement Date and ending on the Expiration Date.  Any exercise shall be undertaken during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York, or Los Angeles, California are authorized by law to be closed (a “Business Day”) on or prior to the Expiration Date with respect to such portion of this Warrant, by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by an exercise notice in substantially the form attached to this Warrant as Exhibit A duly executed by or on behalf of the Holder together with the payment of the Warrant Price in cash by bank check or wire transfer of immediately available funds.

4.2         When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 4.1 hereof (“Exercise Date”), and, at such time, the corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

4.3         Delivery of Stock Certificates.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten (10) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)         a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

(b)         in case exercise is in part only, a new Warrant of like tenor, dated the date hereof and stating on the face thereof for the number of shares of Common Stock equal to the number of shares called for on the face of this Warrant minus the number of shares designated by the Holder upon exercise as provided in Section 4.1 hereof (without giving effect to any adjustment thereof).

4.4         Shares to be Fully Paid.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of rights presented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto.

4.5         Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the written request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the shares of Common Stock issued upon exercise) to which the Holder shall continue to be entitled after exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

4.6         Cashless Exercise.  Notwithstanding anything in this Article 4 to the contrary, this Warrant may be exercised at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A) = the Current Market Price;

(B) = the Warrant Price of this Warrant, as adjusted pursuant to Section 5 hereof; and

(X) = the number of shares of Common Stock then issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

The term “Current Market Price” means the average 4:00 p.m. (Eastern time) (i) closing bid price over the five (5) trading days immediately preceding the date of such election, as such closing price is reported on the Bloomberg system or, if such system is not available, a similar quotation system reasonably acceptable to the Holder, or (ii), if there is no reported closing bid price for the day(s) in question, then the Current Market Price shall be determined based on the latest such dates for which  closing bid price information is available, unless such securities have not been traded on an exchange or in the over-the-counter market for at least five (5) trading days during the 30 day period immediately prior to the date of such election, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

5.           Adjustments.

5.1         Anti-Dilution Protection.  The Warrant Price shall be subject to adjustment from time to time, as follows:

(a)         Except for any Exempt Issuances (as defined below), if the Company at any time prior to the Expiration Date issues, sells, transfers, or otherwise conveys any Common Stock or other equity securities of the Company or indebtedness or other securities convertible into other equity securities of the Company (the “Issued Securities”) at a price per share equivalent, assuming conversion into Common Stock (the “Issuance Price”), of less than the Warrant Price (as adjusted pursuant to this Section 5), on the date of issuance of the Issued Securities (the “Issuance Date”), then the Warrant Price shall be adjusted downward to a price determined by dividing:

(i)          the sum of (w) the Warrant Price in effect before the issuance of such Issued Securities multiplied by the sum of (I) the number of shares of the Company’s Common Stock then issued and outstanding plus (II) the number of shares of Company preferred stock then issued as converted into shares of Common Stock immediately prior to the issuance of such Issued Securities and (x) the consideration, if any, received by or deemed to have been received by the Company on the issue of such Issued Securities by:

(ii)         the sum of (y) the number of shares of the Company’s Common Stock then issued and outstanding plus the number of shares of the Company’s preferred stock then issued as converted into shares of Common Stock  immediately prior to the issuance of such Issued Securities and (z) the number of additional shares of Common Stock issued or deemed to have been issued in the issuance of such Issued Securities.

In no event shall the Warrant Price after giving effect to the issuance of such Issued Securities be greater than the Warrant Price immediately prior to the issuance of such Issued Securities.  “Exempt Issuances” shall mean the following:  (i) stock options issued to persons providing goods or services to the Company pursuant to a equity incentive plan approved by the Board of Directors of the Company, and shares of Common Stock issued pursuant to the exercise of such stock options; (ii) any stock options, warrants or shares of Common Stock issued pursuant to the exercise of such options and warrants and shares of Common Stock issued with respect to a transaction which the Board of Directors of the Company determines in good faith to be in the best interest of the Company and relating to strategic investments (i.e., investors who may provide benefits to the Company in addition to capital), strategic alliances or venture leasing, provided the purpose of the transaction is not to circumvent the provisions hereof that are intended to provide for an equitable adjustment to the Warrant Price; (iii) the issuance of shares of Common Stock in connection with any conversion of any equity securities, indebtedness or other securities of the Company existing as of the date hereof; (iv) the issuance by the Company of shares of Common Stock or other securities of the Company in connection with the purchase of the securities or purchase or leasing of certain of the assets of any other business entity, a merger, consolidation, business combination or similar transaction, the performance of services or a borrowing of money approved by the Board of Directors of the Company, provided the purpose of the transaction is not to circumvent the provisions hereof that are intended to provide for an equitable adjustment to the Warrant Price; and (v) issuances pursuant to Sections 5.2 and 5.3 of this Warrant.

(b)         In the event that the Issued Securities are not shares of Common Stock, then for purposes of determining the price at which such Issued Securities have been issued, the aggregate consideration paid for the Issued Securities shall be divided by the maximum number of shares of Common Stock issuable upon conversion of the Issued Securities into shares of Common Stock, all as determined as of the Issuance Date.

(c)         In the case of the issuance of Issued Securities for cash, the consideration shall be deemed to be the amount of cash paid.  In the case of the issuance of Issued Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company’s Board of Directors consistent with its fiduciary duties irrespective of any accounting treatment.

5.2         Splits, Subdivisions, etc.  In the event that the Company should at any time or from time to time, after the date first referenced above, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of shares of the Common Stock outstanding.

5.3         Combinations.  If the number of shares of Common Stock outstanding at any time after the date first referenced above is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

5.4         Notice of Adjustments.  Upon any adjustment of the terms of this Warrant pursuant to this Section 5, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment and the changes, if any, in the number of Warrant Shares or kind of securities or other property purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.5         Adjustment in Number of Securities.  Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 5, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

5.6         No Fractional Shares.  No fractional shares shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share.

6.           Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, and not subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of issuing the shares of Common Stock underlying this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance or exercise thereof, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue the Common Stock and effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company’s Common Stock.  All shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable and free from preemptive rights and free from taxes, liens and charges with respect thereto.

7.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

8.           Restrictions on Transfer.

8.1         Restrictive Legends.  This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 8.  Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in this Section 8 and any restrictions required under the Securities Act of 1933, as amended (the “Securities Act”).

8.2         Notice of Proposed Transfer; Opinion of Counsel.  Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder's intention to affect a transfer and to comply in all other respects with this Section 8.2.  Each notice: shall describe the manner and circumstances of the proposed transfer   If in the opinion of counsel the proposed transfer may be effected without registration of Restricted Securities under the Securities Act (which opinion shall state the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.  The opinion of counsel referenced in this Section 8.2 shall be provided by counsel to the Company within three (3) business days of the foregoing notice, at the Company’s expense, or, may, at the Holder’s option, be provided by counsel to the Holder and the Company shall reimburse Holder for such expense, subject to such legal opinion being reasonably satisfactory to the Company.  Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 8.1 hereof.

8.3         Termination of Restrictions.  The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the Holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Act or Section 8 hereof.  Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 8.1 hereof.

9.            Registration of Common Stock and Warrant Shares.

(a)         Demand Registration.  If the Company shall receive at any time prior to the Expiration Date, a written request from the Holder that the Company file a Registration Statement under the Securities Act covering the registration of Registrable Securities (as hereinafter defined), then the Company shall, within twenty (20) days of the receipt thereof, use reasonable best efforts to file the registration under the Securities Act of all Registrable Securities of the Holder subject to such written request and shall cause such Registration Statement to become effective within forty-five (45) days of such filing date or ninety (90) days of such filing date if the SEC commences a full review of such Registration Statement.  The term “Registrable Securities” means (i) all shares of Common Stock issued to the Holder in connection with the Offering or any subsequent offerings pursuant to that certain Engagement Letter by and between the Company and the Holder dated February __, 2011, (ii) all shares of Common Stock issued to the Holder pursuant to that certain Consulting Agreement by and between the Company and the Holder dated February __, 2011, (iii) the Warrant Shares issuable upon exercise or otherwise pursuant to this Warrant and (iv) any shares of capital stock issued or issuable in exchange for or otherwise with respect to the foregoing, and the term “Registration Statement” means a registration statement of the Company under the Securities Act which the Company may or is obligated to file hereunder.  The Company’s obligations under this Section 9(a) shall be limited to [one] Registration Statement that has been declared effective.  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 9(a) either (i) prior to [__________ __, 20__] or (ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 9(b) below for which the Company will provide for participation by the Holder; provided that, in the case of clause (ii), the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective; or

(b)         Piggy-Back Registrations.  In the event that all Registrable Securities are not  registered for resale, should the Company at any time prior to the Expiration Date, determine to file with the Securities and Exchange Commission (“SEC”) a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide employee benefit plans), the Company shall send to the Holder written notice of such determination and, if within twenty (20) days after the effective date of such notice in accordance with Section 13 hereof, the Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Holder requests to be registered.  Notwithstanding any other provision of this Agreement, the Company may withdraw any Registration Statement referred to in this Section 9(b) without incurring any liability to the Holder provided that upon such withdrawal, the Company’s obligations under this Section 9(b) shall remain in effect.  The Company’s obligations under this Section 9(b) shall be limited to two Registration Statements that have been declared effective.

(c)         Obligations of the Company.  In connection with the registration of the Registrable Securities in accordance with this Section 9, the Company shall have the following obligations:

(i)          The Company shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement, providing for the registration of the offer and sale of the Registrable Securities by the Holder.  For purposes of this Section 9, the terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the SEC; provided, however, if the Holder in good faith determines that under applicable SEC interpretations, rules or policies a Rule 415 registration would not, in light of the circumstances of the Company or the proposed offering, permit the resale of all of the Registrable Securities immediately after effectiveness, or material limitations would be imposed on any such resale, then the registration shall be on Form S-1 or such other form that permits the maximum ability of holders of Registrable Securities to effectuate an unrestricted resale of such securities.  Upon effectiveness, the Company shall use its reasonable best efforts to keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of:  (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold and (ii) the one (1) year anniversary of the date such Registration Statement became effective under the Securities Act (the “Registration Period”).

(ii)         The Company shall use reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements.  In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of the Warrants, the Company shall use reasonable best efforts to amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely).  The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof.

(iii)         If requested by the Holder, the Company shall furnish to the Holder:  (i) promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Holder as a “Selling Stockholder” (but not any portion of such letters and correspondence that the Company believes would constitute material and non-public information of the Company or any portion that contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two (2) business days) after the Registration Statement is declared effective by the SEC, such number of copies of a final prospectus and all amendments and supplements thereto and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder.  The Company will promptly notify the Holder by facsimile of the effectiveness of each Registration Statement or any post-effective amendment.  The Company will, as promptly as reasonably practical, respond to any and all comments received from the SEC (which comments relating to such Registration Statement that pertain to the Holder as a “Selling Stockholder” shall promptly be made available to the Holder upon request; provided that, the Company shall not be obligated to make available any comments that would result in the disclosure to the Holder of material and non-public information concerning the Company or that contain information for which the Company has sought confidential treatment), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and, if required by law, shall promptly file with the SEC a final prospectus as soon as practicable following receipt by the Company from the SEC of an order declaring the Registration Statement effective.

(iv)        The Company shall use reasonable best efforts to:  (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holder reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to:  (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9(c)(iv), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

(v)         As promptly as reasonably practicable after becoming aware of such event, the Company shall notify the Holder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Following the occurrence of such event, as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, the Company shall use its reasonable best efforts to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holder as the Holder may reasonably request; provided, that the Company shall promptly:  (i) notify the Holder in writing of the existence of (but in no event, without the prior written consent of the Holder, shall the Company disclose to such investor any of the facts or circumstances regarding) material non-public information and (ii) advise the Holder in writing to cease all sales under such Registration Statement until such time as the Company elects to disclose such material non-public information.

(vi)        The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(vii)       The Company shall permit a single firm of legal counsel designated by the Holder to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), a reasonable period of time prior to  filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.  The fees of counsel for such review shall not exceed $5,000.  The sections of such Registration Statement covering information with respect to the Holder, the Holder’s beneficial ownership of securities of the Company or the Holder’s intended method of disposition of Registrable Securities shall conform to the information provided to the Company by the Holder.

(viii)      In connection with an underwritten offering only, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter for sale in connection with any Registration Statement:  (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Holder and (ii) a letter, dated such date, from the Company’s independent registered public accounting firm in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holder.

(ix)         The Company shall make available for inspection during reasonable business hours by:  (i) the Holder, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holder and (iv) one firm of attorneys retained by all such underwriters (if any) (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company, including without limitation, records of conversions by other holders of convertible securities issued by the Company and the issuance of stock to such holders pursuant to the conversions (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Holder and the other Inspectors) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless:  (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement.  The Company shall not be required to comply with this Section 9(c)(ix) or otherwise disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 9(c)(ix).  The Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Company and the Holder) shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(x)          The Company shall hold in confidence and not make any disclosure of information concerning the Holder provided to the Company unless:  (i) disclosure of such information is necessary to comply with federal or state securities laws or the Company’s obligations under this Agreement, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(xi)         The Company shall take all reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the OTC bulletin board or a NASDAQ exchange.

(xii)        The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

(xiii)       The Company shall cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holder may request.  Within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holder) a customary instruction letter and opinion of such counsel to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities.

(xiv)      At the request of the Holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(xv)       From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company, other than the Holder, to include any of their securities in any Registration Statement under Section 9(a) hereof or any amendment or supplement thereto under Section 9(c)(ii) hereof without the consent of the Holder.

(xvi)      The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of Registrable Securities pursuant to a Registration Statement.

(d)         Obligations of the Holder.  In connection with the registration of the Registrable Securities in accordance with this Section 9, the Holder shall have the following obligations:

(i)          It shall be a condition precedent to the obligations of the Company to include any Holder’s Registrable Securities in any Registration Statement that Holder shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and any other information as shall be reasonably required to effect the registration of such Registrable Securities and shall provide such information and execute such documents in connection with such registration as the Company may reasonably request.  At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder.

(ii)         The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(c)(v) or 9(c)(vi), the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 9(c)(v) or 9(c)(vi) and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(iii)        The Holder may not participate in any underwritten registration in connection with a registration pursuant to Section 9(b) hereof unless the Holder:  (i) agrees to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 9(d) below.

(iv)        The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with the offer and sale of Registrable Securities pursuant to any Registration Statement.

(d)         Expenses of Registration.  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 9(a), 9(b) and 9(c), including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel selected by the Holder pursuant to Section 9(c)(vii) hereof shall be borne by the Company.

(e)         Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(i)          To the extent permitted by law, the Company will indemnify, hold harmless and defend:  (i) the Holder, (ii) the directors, officers, partners, employees, agents and each person who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, (iii) any underwriter (as defined in the Securities Act) for the Holder, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement under which the Registrable Securities were registered or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act any state securities law, or any rule or regulation thereunder relating to the registration or qualification under the Securities Act, the Exchange Act or state securities laws (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  Subject to the restrictions set forth in Section 9(c)(iii) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(e)(i):  (i) shall not apply to, and the Company shall not be liable to any Indemnified Person for, a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to, and the Company shall not be liable to any Indemnified Person for, amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9(h).

(ii)         In connection with any Registration Statement in which the Holder is participating, the Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 9(e)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, legal counsel and accountants for the Company, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by the Holder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in connection with such Registration Statement (or any amendment or supplement thereto); and subject to Section 9(e)(iii) the Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by such Indemnified Parties in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(e)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Agreement (including this Section 9(e)(ii) and Section 9(f)) for only that amount as does not exceed the net proceeds to the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the case of gross negligence, fraud or willful misconduct by the Holder.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(e)(ii) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(iii)        Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(e) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(e), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and if the Indemnified Parties is the Holder under Section 9(e)(i) above, such legal counsel shall be selected by the Holder to which the Claim relates, if the Holder is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(e), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.  The indemnification required by this Section 9(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(f)          Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(e) to the fullest extent permitted by law; provided, however, that:  (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(e), (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities, except in the case of gross negligence, willful misconduct or fraud by such seller.

(g)         Reports Under the Exchange Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(i)          make and keep adequate public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of any Registration Statement filed by the Company hereunder;

(ii)         use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(a) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144 at any time after the Company has become subject to such reporting requirements; and

(iii)        furnish to the Holder so long as the Holder owns Registrable Securities, promptly upon request:  (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements) and (ii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

(h)         Assignment of Registration Rights; Survival Following Exercise.

(i)          The registration rights under this Warrant shall be automatically assignable by the Holder to any transferee of all or any portion of Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights with respect to such transferred Registrable Securities (which shall not affect the Holder’s registration rights with respect to any Registrable Securities not so transferred), and a copy of such agreement is furnished to the Company promptly after such assignment, (ii) the Company is, promptly after such transfer or assignment furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained in this Section 9, and (v) such transferee shall be an “accredited investor” as that term defined in Rule 501 of Regulation D promulgated under the Securities Act.  In the event the Holder transfers this Warrant in whole or in part in accordance with Section 10.2(c), the rights of the Holder and all other holders of warrants received in exchange for Warrant No: [______]2 or in exchange for any successor warrants thereto (each a “Rights Holder” and collectively, “Rights Holders”), to request a registration pursuant to Sections 9(a) or 9(b) or to take the actions set forth in Sections 9(c)(vii), (xiv) or (xv), may be taken on behalf of all Rights Holders by Rights Holders representing a majority of the Registrable Securities (determined by reference to each Rights Holder’s pro rata share of the aggregate  number of shares of Common Stock held or exercisable by all Rights Holders at such time).

2	Insert here the Warrant number for this original warrant.

(ii)           For the avoidance of any doubt, the registration rights under this Warrant shall survive and continue to apply with respect to all Registrable Securities following the exercise of this Warrant, whether such exercise occurs in whole or in part.

10.          Ownership, Transfer and Substitution of Warrant.

10.1       Ownership of Warrant.  The Company may treat the person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary.  Subject to Section 8 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

10.2       Office; Transfer and Exchange of Warrant.

(a)         The Company will maintain its principal offices as the office where notices, presentations and demands in respect of this Warrant may be made upon it until the Company notifies the holder of this Warrant of any change of location of the office.

(b)         The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a Warrant Register for the registration and transfer of this Warrant.  The names and addresses of holders of this Warrant, the transfers thereof and the names and addresses of transferees of this Warrant shall be registered in such Warrant Register.  The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)         Subject to compliance with Sections 8 and 9(h) hereof, this Warrant and  the rights evidenced hereby, may be transferred by the Holder in full or in part.  Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

10.3       Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11.         No Rights or Liabilities as Stockholder.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.  The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

12.          Notices of Record Date, etc.  In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company (any such event, a “Merger or Consolidation”); or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the registered holder of this Warrant.

13.          Notices.  Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at said address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained pursuant to Section 10.2(b) hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 4 hereof.

14.          Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder.  The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

15.          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Warrant shall be enforced, governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law.

16.          Representations and Warranties of the Company.  The Company hereby makes, and the Holder is entitled to rely upon, the same representations and warranties made by the Company under the subscription agreements entered into in connection with the Offering, which representations and warranties are incorporated herein by reference; provided, however, that the term “Transaction Documents” used in the subscription agreements shall be deemed to include this Warrant.

17.         Miscellaneous.  Subject to Section 9(h)(i) with respect to actions permitted by Rights Holders representing a majority of the Registrable Securities, any provision of this Warrant and the observance of any term hereof may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.  The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.  Nothing in this Warrant shall limit the rights of MDB Capital Group LLC contained in that certain letter agreement, dated as of June 9, 2010, between MDB Capital Group LLC and the Company.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

CLEARSIGN COMBUSTION CORPORATION

By:
Name:
Title:

EXHIBIT A

PURCHASE FORM

To: ClearSign Combustion Corporation

Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to[check applicable subsection]:

________	(a)
Purchase ____________ shares of ________________ of ClearSign Combustion Corporation pursuant to the terms of the attached Warrant and payment of the Warrant Price per share required under such Warrant accompanies this notice;

OR

________	(b)
Exercise the attached Warrant for [all of the shares] [______ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the cashless exercise provisions of Section 4.6 of such Warrant.

Please issue a certificate or certificates representing said shares of ClearSign Combustion Corporation the name of the undersigned or in such other name as is specified below:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)